Report of Ernst & Young LLP, Independent Auditors

To the Board of Trustees and Shareholders of Golden Oak Family of Funds

We have audited the accompanying statements of assets and liabilities, including the portfolios of investments, of the Golden Oak Family of Funds (the "Trust"), comprising, respectively, the Golden Oak Growth, Golden Oak Value, Golden Oak Small Cap Value, Golden Oak International Equity, Golden Oak Intermediate-Term Income, Golden Oak Michigan Tax Free Bond and Golden Oak Prime Obligation Money Market Portfolios, as of January 31, 2003, and the related statements of operations, statements of changes in net assets and financial highlights for the year then ended. These financial statements and financial highlights are the responsibility of the Trust's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The statements of changes in net assets for the year ended January 31, 2002, and the financial highlights for each of the indicated periods therein, were audited by other auditors whose report, dated March 14, 2002, expressed an unqualified opinion on those statements and financial highlights.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of January 31, 2003, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of each of the portfolios constituting the Golden Oak Family of Funds at January 31, 2003, the results of their operations, the changes in their net assets and financial highlights for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


Boston, Massachusetts
March 11, 2003